UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2025

Spirit AeroSystems Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33160	20-2436320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3801 South Oliver, Wichita, KS 67210

(Address of principal executive offices) (Zip Code)

(Registrant’s telephone number, including area code): (316) 526-9000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading symbol(s)	Name of exchange on which registered
Class A Common Stock, par value $0.01 per share	SPR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 14, 2025 (the “Closing Date”), Spirit AeroSystems Holdings, Inc. (the “Company”) and its subsidiaries Spirit AeroSystems, Inc. (the “Operating Company”) and Spirit AeroSystems North Carolina, Inc. entered into (i) the First Amendment to Delayed-Draw Bridge Credit Agreement (the “Bridge Credit Agreement Amendment”) with Morgan Stanley Senior Funding, Inc. (“MSSF”), as lender and as administrative agent, with respect to the Operating Company’s Delayed-Draw Bridge Credit Agreement, dated as of June 30, 2024 (as in effect prior to the Closing Date, the “Prior Bridge Credit Agreement”), with MSSF, as lender, as administrative agent and as collateral agent, and (ii) the Third Amendment to Term Loan Credit Agreement (the “TLB Credit Agreement Amendment” and, together with the Bridge Credit Agreement Amendment, the “Amendments”) with Bank of America, N.A. (“BofA”), as administrative agent, and the lenders party thereto with respect to the Term Loan Credit Agreement, dated as of October 5, 2020 (as amended and in effect prior to the Closing Date, the “Prior TLB Credit Agreement,” and each of the Prior TLB Credit Agreement and the Prior Bridge Credit Agreement a “Prior Credit Agreement”), among the Operating Company, BofA, as administrative agent and as collateral agent, and the lenders from time to time party thereto.

Pursuant to the applicable Amendment, each Prior Credit Agreement was amended to remove the requirement that the audit opinion with respect to the Company’s annual financial statements for the fiscal year ending December 31, 2024 not be subject to a “going concern” qualification.

The foregoing summary description of the Amendments does not purport to be complete and is qualified in its entirety by reference to the copy of the Bridge Credit Agreement Amendment filed as Exhibit 10.1 to this report and incorporated herein by reference and the copy of the TLB Credit Agreement Amendment filed as Exhibit 10.2 to this report and incorporated herein by reference.

Certain of the agents and/or lenders (as applicable) under the Prior Credit Agreements (in each case as amended by the applicable Amendment) and their affiliates have provided commercial banking, financial advisory and investment banking services to the Company and its affiliates in the past (including in connection with the transactions contemplated by the Company’s June 30, 2024 agreement and plan of merger with The Boeing Company (the “Merger Agreement Transactions”)) and may do so in the future. An affiliate of MSSF is serving as financial advisor to the Company in connection with the Merger Agreement Transactions and the transactions contemplated by the June 30, 2024 term sheet between the Operating Company and Airbus SE.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	First Amendment to Delayed-Draw Bridge Credit Agreement, dated as of February 14, 2025, among Spirit AeroSystems Holdings, Inc., Spirit AeroSystems, Inc., Spirit AeroSystems North Carolina, Inc., and Morgan Stanley Senior Funding, Inc., as lender and as administrative agent.

10.2	Third Amendment to Term Loan Credit Agreement, dated as of February 14, 2025, among Spirit AeroSystems Holdings, Inc., Spirit AeroSystems, Inc., Spirit AeroSystems North Carolina, Inc., the lenders party thereto, and Bank of America, N.A., as administrative agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPIRIT AEROSYSTEMS HOLDINGS, INC.

Date: February 14, 2025	By:	/s/ Irene M. Esteves
Irene M. Esteves
Executive Vice President and Chief Financial Officer